                      OPPENHEIMER QUEST INTERNATIONAL VALUE FUND, INC.
                             CERTIFICATE OF CORRECTION

     Oppenheimer Quest  International  Value Fund, Inc., a Maryland  corporation having its principal office in Baltimore City, Maryland  (hereinafter called the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     1.  The  Corporation  is  registered  as  an  open-end  company  under  the
Investment Company Act of 1940, as amended.

     2. The  document  being  corrected,  the  Articles  of  Incorporation  (the
"Articles"),  were filed on April 24, 1990, with the State of Maryland, with the
Corporation being the sole party to the Articles.

     3. Section (a) of Article Sixth of the Articles as previously  filed is set forth below:

SIXTH:  (a) The total  number of shares of stock of all  classes  which the
Corporation   initially   has   authority  to  issue  is  One  Hundred   Million
(100,000,000)  shares of  capital  stock par value One Cent  ($0.01)  per share, amounting in the aggregate par value to One Million Dollars ($1,000,000). All of such  shares  are  classified  as "Common  Stock".  The Board of  Directors  may
classify and  reclassify  any unissued  shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the  designations,  preferences, conversion or other  rights,  voting  powers,  restrictions,  limitations  as to dividends, qualifications or terms or conditions of redemption of such shares of stock;  provided,  that the Board of Directors  shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution,  or winding up of the affairs of, or upon any  distribution  of the general  assets of,  the  Corporation  and  provided  further  that there may be variations so fixed and  determined.  Among  different  series and classes as to investment objectives, purchase price, right or redemption, special rights as to dividends, and in liquidation,  with respect to assets belonging to a particular series or class, voting powers, and conversion rights.

     4. Section (a) of Article Sixth of the Articles as corrected  hereby is set forth below:

SIXTH:  (a) The total  number of shares of stock of all  classes  which the
Corporation   initially   has   authority  to  issue  is  One  Hundred   Million
(100,000,000)  shares of  capital  stock par value One Cent  ($0.01)  per share, amounting in the aggregate par value to One Million Dollars ($1,000,000). All of such shares are classified as "Common Stock" and classified as follows:

                           Class A Shares   55,000,000
                           Class B Shares   4,000,000
                           Class C Shares   6,000,000
                           Class N Shares   2,000,000
                           Class Y Shares   30,000,000

     The Board of Directors may classify and reclassify  any unissued  shares of capital  stock into one or more  additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the  designations,  preferences,  conversion  or other  rights,  voting  powers, restrictions, limitations as to dividends, qualifications or terms or conditions of  redemption  of such shares of stock;  provided,  that the Board of Directors shall not classify or reclassify  any of such shares into any class or series of stock  which is prior to any  class or  series of stock  then  outstanding  with respect  to rights  upon the  liquidation,  dissolution,  or  winding  up of the affairs of, or upon any  distribution  of the general assets of, the Corporation and provided further that there may be variations so fixed and determined. Among different series and classes as to investment objectives,  purchase price, right or redemption,  special rights as to dividends, and in liquidation, with respect to  assets  belonging  to a  particular  series  or class,  voting  powers,  and conversion rights.

     IN WITNESS WHEREOF,  OPPENHEIMER QUEST  INTERNATIONAL VALUE FUND, INC., has
caused  these  presents  to be signed in its name and on its  behalf by its Vice
President and witnessed by its Assistant Secretary on June 16, 2008.

WITNESS:                       OPPENHEIMER QUEST INTERNATIONAL VALUE FUND, INC.

/s/ Lisa Bloomberg             By: /s/ Robert G. Zack
Lisa Bloomberg                     Robert G. Zack, Vice President and Secretary
Assistant Secretary